Exhibit 99.13
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Consumer Markets premium lubricants % of branded volume)

Premium Lubricants % of Branded Volume

	2008	2009	2010	2011	2012
January	25.3	27.6	31.1	31.1	28.7
February	25.7	27.6	28.8	31.9	30.8
March	26.0	31.3	29.2	33.8	31.8
April	23.0	27.7	30.7	33.7	31.8
May	26.3	28.4	28.1	30.9	30.7
June	25.6	30.4	31.5	32.0
July	23.6	27.2	32.1	31.0
August	27.6	27.4	30.5	29.5
September	27.5	26.7	28.8	29.9
October	26.9	28.1	29.5	29.8
November	27.0	26.4	31.1	29.2
December	27.4	30.0	30.0	29.0